EXHIBIT 10(xii)

McCORMICK & COMPANY, INCORPORATED

2005 DEFERRED COMPENSATION PLAN

Effective January 1, 2005

Purpose

This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Income Retirement Security Act of 1974, as amended.

Recitals

WHEREAS, McCormick & Company, Incorporated (the “Company”) adopted a Deferred Compensation Plan effective January 1, 2000 (the “2000 Plan”) that is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Income Retirement Security Act of 1974, as amended;

WHEREAS, section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) changed the federal income tax rules governing nonqualified deferred compensation plans by adding section 409A to the Internal Revenue Code of 1986 (the “Code”), generally effective as of January 1, 2005;

WHEREAS, the Department of the Treasury has not issued guidance of general applicability under Code section 409A or under AJCA section 885;

WHEREAS, the Company has determined that, in the absence of such guidance, it is desirable to adopt a new plan that replaces the 2000 Plan with respect to deferrals on and after January 1, 2005, for purposes of complying with Code section 409A and AJCA section 885, and to administer the new plan based on a reasonable interpretation of Code section 409A and AJCA section 885; and

WHEREAS, the 2000 Plan shall continue to apply to deferred compensation earned and vested thereunder as of December 31, 2004,

NOW, THEREFORE, the Company hereby adopts the following 2005 Deferred Compensation Plan:

Plan Provisions

1.4             The provisions of the 2000 Plan, attached hereto as Attachment A (and excluding the amendment to the 2000 Plan made by paragraph 1.6, below), are hereby incorporated herein by reference.

1.5             For purposes of this Plan, all provisions of the 2000 Plan shall be deemed amended as necessary to comply with the applicable requirements of Code section 409A and AJCA section 885.

1.6             For purposes of this Plan, in the event of any inconsistency between the terms of the 2000 Plan and the applicable requirements of Code section 409A or AJCA section 885, the applicable requirements of section 409A or section 885, as the case may be, shall govern.

1.7             The Plan shall be administered in accordance with a reasonable interpretation of the applicable requirements of Code section 409A and AJCA section 885, notwithstanding any inconsistency between those requirements and the text of the Plan.

1.8             This Plan shall be effective January 1, 2005, except as otherwise required by Code section 409A and AJCA section 885.

1.9             No deferrals shall be made under the 2000 Plan after December 31, 2004.

1.10       Prior to December 31, 2005, a participant in the Plan may terminate participation in the Plan or cancel a deferral election with regard to amounts deferred after December 31, 2004 by giving written notice of such termination or cancellation to the Plan Administrator.

IN WITNESS WHEREOF, this Plan document has been executed on behalf of the Company this 23rd day of December, 2004.

McCORMICK & COMPANY, INCORPORATED

By:	/s/	Karen D. Weatherholtz
Karen D. Weatherholtz
Senior Vice President – Human Relations